UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2020

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Seaboard Corporation (the “Company”) filed with the Securities and Exchange Commission on July 20, 2020 (the “Original Form 8-K”), which reported the appointment of Robert L. Steer to serve as the President and Chief Executive Officer (“CEO”) of the Company.  Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2020, the Company announced that the Board of Directors (the “Board”) appointed Robert L. Steer, the Company’s Executive Vice President and Chief Financial Officer (“CFO”), to the office of President and CEO, to fill the vacancy previously held by the late Steven J. Bresky. On August 25, 2020, in connection with Mr. Steer’s appointment, the Board approved certain modifications to the compensation arrangement with Mr. Steer, and on August 27, 2020, the Company and Mr. Steer entered into a Restated Employment Agreement (the “Employment Agreement”), which restates and replaces the Employment Agreement between the parties dated as of December 21, 2012. Mr. Steer will continue to serve as CFO until a successor CFO is identified and appointed.

Pursuant to the Employment Agreement, Mr. Steer agrees to serve as President and CEO of the Company for an initial term ending on December 31, 2021, which will renew automatically for additional one (1) year terms through December 31, 2024, unless a notice of non-renewal is given by the Company. The term will not extend beyond December 31, 2025 unless otherwise agreed by the Company and Mr. Steer.  The Employment Agreement provides that Mr. Steer will receive an annual base salary of $1,000,000, effective July 20, 2020, subject to annual increases at the discretion of the Board beginning January 1, 2022, and a guaranteed minimum annual bonus of $1,740,000 for 2020 and $2,275,000 thereafter.  $1,000,000 of Mr. Steer’s annual bonus will be paid in cash and the amount in excess of $1,000,000 may be deferred at the option of the Company pursuant to the Company’s Post-2018 Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Any amounts deferred pursuant to the Deferred Compensation Plan may be invested in various investment options and, upon Mr. Steer’s retirement or termination of employment, such deferred amounts will be paid to him in installments of up to $1,000,000 per year for up to five (5) years, with any remaining balance due thereafter to be paid in full in the sixth year thereafter. Mr. Steer is subject to certain non-competition, non-solicitation and confidentiality covenants in the Employment Agreement. The Employment Agreement provides for the payment of severance payments and benefits upon the termination of employment in certain circumstances.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Employment Agreement, a copy of which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2020

Seaboard Corporation
(Registrant)

By:	/s/ Robert L. Steer
Robert L. Steer President, Chief Executive Officer
and Chief Financial Officer

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